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EXHIBIT 10.1                  THE BISYS GROUP, INC.

                        Incentive Stock Option Agreement

Officer/Optionee:

Number of Option Shares:

Pursuant to The BISYS Group, Inc., 1999 Stock Option Plan (the "Plan"), the Option Committee (the "Committee") of the Board of Directors of The BISYS Group, Inc. (the "Company") has granted to you on this date an option (the "Option") to purchase the number of shares of the Company's Common Stock, $.02 par value ("Common Stock"), set forth above. Such number of shares (as such may be adjusted as described in Section 11 below) is herein referred to as the "Option Shares". This Option shall constitute and be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes. The terms and conditions of this Option are set out below.

1. Date of Grant. This Option is granted to you on the Grant Date of [DATE], as set forth on the attached Grant Detail Report.

2. Termination of Option. Your right to exercise this Option (and to purchase the Option Shares) shall expire and terminate in all events on the earliest to occur of:

    (a) the Expiration Date set forth on the Grant Detail Report [10 YEARS FROM DATE OF GRANT];

    (b) the date provided in Sections 8(a), 8(b), 8(c) or 8(d) below in the event you cease to be employed by the Company or any Subsidiary of the Company (as defined in the Plan); or

    (c) the date provided in Section 8(e) below in the event you violate any provisions of the Restrictive Covenants Agreement (as defined in Section 8(e) below).

3. Option Price. The purchase price to be paid upon the exercise of this Option shall be the Option Price set forth on the Grant Detail Report, the fair market value of a share of Common Stock (as determined by the Committee) on the close of business on the business day preceding the date of grant of this Option.

4. Vesting Provisions. This option shall vest and become exercisable in accordance with the schedule set forth under the caption Options Becoming Exercisable on the Grant Detail Report. [20% OF THE OPTIONS VEST ON EACH OF THE FIRST FIVE ANNIVERSARIES OF THE DATE OF GRANT]

5.  Additional Provisions Relating to Exercise.

    (a) Once you become entitled to exercise this Option (and to purchase Option Shares) as provided in Section 4 hereof, such right will continue until the date on which this Option expires and terminates pursuant to Section 2 hereof.

    (b) i. The Committee, in its sole discretion, may at any time accelerate the time at which this Option may be exercised by you with respect to any Option Shares.

       ii. In the event of a "change in control" of the Company (as defined below), all Option Shares granted hereunder shall be automatically vested (to the extent not previously vested) as of the effective date of such change in control event and exercisable by you. For the purposes hereof, "change in control" of the Company shall mean

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           (x) a sale or other disposition of more than 50% of the outstanding
           Common Stock of the Company to an unrelated and unaffiliated third party purchaser, other than in connection with an underwritten public offering by the Company registered under the Securities Act of 1933, as amended, or (y) a sale of substantially all of the assets of the Company (as determined by the Board of Directors of the Company) to an unrelated and unaffiliated third party purchase (an "Asset Sale").

6. Exercise of Option. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the Form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made in cash or by check or by use of the cashless stock option exercise program offered by the Company through a brokerage firm.

7. Transferability of Option. This Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.

8.  Termination of Employment.

    (a) In the event that you cease to be employed by the Company or any Subsidiary for any reason other than because of your "retirement" (as defined below), death, or "disability" (within the meaning of Section 22(e)(3) of the Code), this Option may only be exercised within one month after you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed and had not previously done so.

    (b) In the event that you cease to be employed by the Company or any Subsidiary by reason of "disability" (as defined in paragraph (a) above), this Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

    (c) In the event that you die while employed by the Company or any Subsidiary (or within a period of one month after ceasing to be employed by the Company or any Subsidiary for any reason other than "retirement" or "disability" [as defined in paragraph (a) above] or within a period of one year after ceasing to be employed by the Company by reason of such "retirement" or "disability"), this Option may only be exercised within one year after your death. In such event, this Option may be exercised during such one year period by the executor or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise this Option immediately prior to the time of your death and you had not previously done so.

    (d) In the event that you "retire" from employment with the Company or any Subsidiary, this Option may only be exercised within one year after the date you cease to be so employed, and only to the same extent that you were entitled to exercise this Option on the date you ceased to be so employed and had not previously done so. For purposes hereof, you are eligible for this one-year "retirement" exercise period, rather than the one-month exercise period provided for in paragraph (a) above, where you "retire" after attaining the age of 55 and serving at least ten years with the Company or any Subsidiary (including any service bridging afforded in connection with an acquisition). Accordingly, the one-year post-retirement exercise period shall expire early in the event of, and upon, your subsequent employment or other engagement for services that would result in taxable income to you for services performed.

    (e) Reference is made to a certain restrictive covenants agreement between you and the

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        Company previously entered into or entered into simultaneously herewith
        (the "Restrictive Covenants Agreement"). You hereby reaffirm the contents of your Restrictive Covenants Agreement and you acknowledge and agree that the grant of the Option Shares hereby constitutes consideration for your undertakings and agreements set forth in the Restrictive Covenants Agreement. Notwithstanding anything to the contrary expressly set forth or implied herein, in the event that you at any time violate any of the provisions of the Restrictive Covenants Agreement, then your right to exercise this Option with respect to all or any portion of the Option Shares (including, without limitation, any Option Shares which you were entitled to purchase hereunder but had not previously done so) shall thereupon terminate.

    (f) Notwithstanding any provisions contained in this Section 8 to the contrary, in no event may this Option be exercised to any extent by anyone after the Expiration Date.

9.  Representations.

    You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Option to you, the exercise of this Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company may be required to withhold Federal, state or local taxes in respect of any compensation income realized by you as result of any disqualifying disposition of any Option Shares acquired upon exercise of the option granted hereunder. In the event that the Company is required to withhold any such taxes as a result of any such disqualifying disposition, you hereby agree to provide the Company with cash funds equal to the total Federal, state and local taxes required to be so withheld, or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

10. Notice of Sale. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs:

    (a) within two years from the date of the granting of this Option to you, or

    (b) within one year after the transfer of such Shares to you upon the exercise of the Option.

11. Adjustments.

    (a) Subject to paragraph (b) below, if the total outstanding shares of Common Stock of the Company shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, combination or exchange of shares or declaration of any dividends payable in stock, then the Board of Directors shall appropriately adjust the number of Option Shares (and price per share) subject to the unexercised portion of this Option (to the nearest possible full share) subject in all cases to the limitations of Section 425 of the Code.

    (b) Notwithstanding the foregoing, in the event of:

        i. any offer to holders of Common Stock generally relating to the acquisition of their shares including, without limitation, through purchase, merger, consolidation or otherwise or

        ii. any transaction generally relating to the acquisition of substantially all of the assets or business of the Company,

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            subject to Section 5(b)(ii), the Board of Directors may make such adjustment as it deems equitable in respect of this Option including, without limitation, the revision or cancellation of this Option. Any such determination by the Board of Directors shall be effective and binding for all purposes of this Agreement.

12. Continuation of Employment. Neither the Plan nor this Option shall confer upon you any right to continue in the employ of the Company or any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate your employment at any time.

13. Plan Documents. This Option Agreement is qualified in its entirety by reference to the provisions of the Plan applicable to incentive stock options as defined in Section 422(b) of the Code, which are hereby incorporated herein by reference.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

Please acknowledge receipt of this Option Agreement by signing the enclosed copy of this Incentive Stock Option Agreement in the space provided below and returning it promptly to the Chief Executive Officer of the Company.

                                             THE BISYS GROUP, INC.

                                             By:    ____________________________
                                                    Name:
                                                    Title:

ACCEPTED AND AGREED TO AS OF
[GRANT DATE]

_______________________
Officer/Optionee

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